Exhibit 10.4

STOCK OPTION

Granted by

NORTHFIELD BANCORP, INC.

under the

NORTHFIELD BANCORP, INC.
2014 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2014 Equity Incentive Plan (the “Plan”) of Northfield Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan. The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Capitalized terms used herein but not defined will have the same meaning as in the Plan.
1.    Name of Participant: ____________________
2.        Date of Grant: May 27, 2015
3.    Exercise price per share: $ 14.76

4.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:
32,000

•	This is a Non-Qualified Option.

5.	Expiration Date of Option: May 27, 2025, subject to earlier expiration due to Termination of Service.

6.	Vesting Schedule. Unless sooner vested in accordance with the terms of this Award Agreement, the Options granted hereunder shall vest (i.e., become exercisable) in accordance with the following:

Percentage of Option Vested	Number of Shares Available for Exercise	Vesting Date
20% 20% 20% 20% 20%	6,400 6,400 6,400 6,400 6,400	May 27, 2016 May 27, 2017 May 27, 2018 May 27, 2019 May 27, 2020

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate pursuant to Section 2.6, 2.9 and 4.1 of the Plan (in the event of death or Disability or Involuntary Termination following a Change in Control).

7.
Exercise Procedure. This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee.

8.    Delivery of Shares.

8.1
Delivery of Shares. Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.    Change in Control.

9.1
Notwithstanding any other Section of this Award Agreement to the contrary, in the event of the Participant’s Involuntary Termination either (i) following a Change in Control or (ii) within 36 months following a Merger of Equals (as defined below), all Stock Option Awards subject to this Agreement will become fully vested as of the date of termination. For purposes of this Section 9.1, the term Involuntary Termination shall include (i) any termination by the Company or Subsidiary of a Director Emeritus or Advisory Director (other than for Cause) or (ii) any Termination of Service of a Director as a result of the failure to re-nominate or re-elect such Director (other than in connection with a termination for Cause).

9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.3
A “Merger of Equals” shall be deemed to have occurred at such time as (i) a plan of reorganization, merger, consolidation or similar transaction (collectively, a “Merger”) is consummated in which the Bank or the Company is the resulting or surviving institution or corporation, and (ii) as part of such Merger (A) the Company issues 30% or more of its outstanding common stock to one or more persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who immediately prior to the completion of the Merger were stockholders of the institution or company that merges into or combines with the Bank or the Company, and (B) less than 60% of the members of the Board of Directors of the Company immediately after the completion of the Merger consists of persons who were members of the Board of Directors of the Company immediately prior to the completion of the Merger. Notwithstanding the foregoing, a Merger of Equals shall not include (a) the formation of a joint venture; (b) the acquisition of an asset or a group of assets that does not constitute a business; or (c) a combination of entities or businesses under common control.

10.    Adjustment Provisions.
This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.
11.    Termination of Option and Accelerated Vesting.
This Option will terminate upon the expiration date, except as set forth in the following provisions:

11.1
Death. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death. This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one year following Termination of Service due to death or the remaining unexpired term of the Option, if less.

11.2
Disability. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one year following Termination of Service due to Disability or the remaining unexpired term of the Option, if less.

11.3
Retirement. If the Participant’s Service terminates due to Retirement, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year following Termination of Service due to Retirement or the remaining unexpired term of the Option, if less. All unvested Options will be forfeited. For purposes of the Plan and this Agreement, “Service” means service as a non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

11.4	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Options that have not been exercised will expire and be forfeited.

11.5
Other Termination. In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, Retirement or for Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier. All unvested Options will be forfeited. For purposes of the Plan and this Agreement, “Service” means service as a non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

12.    Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3
In the discretion of the Committee, a non-qualified Option granted under the Plan may be transferable by the Participant, provided, however, that such transfers will be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that such transfers are not made for consideration to the Participant.

12.4	This Option will be governed by and construed in accordance with the laws of the State of New Jersey.

12.5    The granting of this Option does not confer upon the Participant any right to be         retained in the service of the Company or any subsidiary.

12.6	This Stock Option Award, or any portion of this Award, is subject to forfeiture in accordance with the requirements of Section 7.17 of the Plan.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.
NORTHFIELD BANCORP, INC.
By:
Its:

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2014 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2014 Equity Incentive Plan.
PARTICIPANT

Schedule
The above form of Stock Option Agreement was signed by the following outside directors of Northfield Bancorp, Inc.: John R. Bowen, Annette Catino, Gil Chapman, John P. Connors, Jr., John J. DePierro, Timothy C. Harrison, Karen J. Kessler, Susan Lamberti, Frank P. Patafio, and Patrick E. Scura, Jr.

EXHIBIT A

NOTICE OF EXERCISE OF OPTION
(BY OUTSIDE DIRECTOR)

I hereby exercise the stock option (the “Option”) granted to me by Northfield Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Northfield Bancorp, Inc. 2014 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_____________ per share.

I wish to pay the purchase price by (check one or more):
[Any payment to be delivered must accompany this Notice of Exercise of Option]

___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.

___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*

___	A “net settlement” of the Option whereby I direct the Company to withhold a sufficient number of shares to satisfy the purchase price.

___	A check (personal, certified or cashier’s) in the sum of $_______ and stock of the Company with a fair market value of $______, in full payment of the purchase price.*

___
Please sell ______ shares from my Option shares through a broker in full/partial payment of the purchase price. If my broker requires additional forms in order to consummate this “broker cashless exercise,” I have included them with this election.

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.
I hereby represent that it is my intention to acquire these shares for the following purpose:
___    investment ___    resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.
Date: ____________, _____.        _________________________________________
Participant’s signature

*    If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having been exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.